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                                                                    EXHIBIT 24-F

                            SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned constitutes and appoints JOSEPH HINES and CLARENCE J. BAUDHUIN, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Form S-3 Registration Statement for filing with the Securities and Exchange Commission respecting the registration of shares of Common Stock, $.001 par value, of Zila, Inc., a Delaware corporation, together with any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

DATED: July 8 , 1997
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                                        /s/ Curtis M. Rocca
                                        ------------------------------
                                        CURTIS M. ROCCA

STATE OF CA                }
                           }    ss.
County of Sacramento       }

     On this 8 day of July , 1997, before me, the undersigned Notary Public, personally appeared Curtis M. Rocca, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        /s/ Maxine Holland
                                        ------------------------------
                                        Notary Public

     My commission expires: March 26, 1999